SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                               FORM 8-K/A   No. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported):  August 3, 1994



                                   GROW GROUP, INC.
          _________________________________________________________________
                (Exact name of registrant as specified in its charter)


                                      NEW YORK
          _________________________________________________________________
                    (State or other jurisdiction of incorporation)


                    1-4596                          11-1665588
          _________________________     ___________________________________
          (Commission File Number)      (IRS Employer Identification No.)


                  200 Park Avenue, New York, New York         10166
          _________________________________________________________________
               (Address of principal executive offices)     (Zip Code)


                                   (212) 599-4400
          _________________________________________________________________
               (Registrant's telephone number, including area code)


                                   Not Applicable
          _________________________________________________________________
            (Former name or former address, if changed since last report)


                              Exhibit Index is on page __


                                  Page 1 of __ pages

          Item 2.   Acquisition or Disposition of Assets.
                    ____________________________________

                    On August 3, 1994, Grow Group, Inc. (the "Company"), through its wholly-owned subsidiary, Sinclair Acquisition Corp. (the "Buyer"), completed the acquisition of substantially all of the assets of Sinclair Paint Company ("Sinclair"), a division of Insilco Corporation ("Insilco"). The acquisition was effectuated pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated May 7, 1994 (a copy of which was attached as
          Exhibit 10.1 to the Company's Current Report on Form 8-K, date of earliest event reported: May 7, 1994), as amended by a First Amendment to Asset Purchase Agreement, dated as of August 1, 1994 (a copy of which is attached hereto as Exhibit 2.1(b)). The discussion of the Asset Purchase Agreement contained herein is qualified in its entirety by reference to the Asset Purchase Agreement, as amended.

                    Sinclair is engaged in the manufacture and sale of architectural paints through 49 company-operated stores in four Western states. Sinclair generated over $95 million in revenue in calendar 1993. The Sinclair operation will augment the Company's other architectural paint operations.

                    The purchase price, which was negotiated between the parties, was $51 million (subject to post-closing adjustments). In addition, the Buyer assumed certain obligations of Sinclair. The purchase price was paid in full at the closing and was funded through a combination of cash and borrowings.

                    To the best of the Company's knowledge, there were no material relationships between Insilco and its affiliates and the Company or any of the Company's affiliates, directors or officers or any associate of any director or officer of the Company.

          Item 5.   Other Events.
                    ____________

                    In connection with the acquisition of the Sinclair assets, the amount of the Company's credit facilities with Chemical Bank New Jersey, N.A., Fleet Bank and PNC Bank, Kentucky, Inc., (collectively, the "Banks") was increased from $40 million to $60 million. The Credit Agreement (the "Credit Agreement"), dated as of March 31, 1993, as amended on August 6, 1993, by and among the Company, Grow Group Insurance, Ltd., the Banks and Chemical Bank, was further amended on August 3, 1994 to, among other things, waive certain provisions of the Credit Agreement to the extent they would restrict the Buyer's performance under the Asset Purchase Agreement and amend the defined levels of leverage and capital expenditures.

                    The Company's obligations under the Credit Agreement are secured by the accounts receivable of the Company and Cello Corp., Sinclair Acquisition Corp. and Zynolyte Products Company, wholly-owned subsidiaries of the Company. Such subsidiaries also guaranteed the Company's obligations under the Credit Agreement.

          Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
                    ______________________________________________________

               (a)  Financial statements of business acquired:

                    The financial statements of Sinclair included herein are prepared on a historical basis and include breakdowns between a predecessor company and the current entity and "Fresh Start" accounting adjustments due to the bankruptcy proceedings described in Note (2) to the Sinclair financial statements. As a result of these and other factors, the Sinclair financial statements are not comparable nor are these financial statements necessarily indicative of future results of operations or financial position. The Company's acquisition decision was affected by extensive reviews and examinations of detailed financial and other information, both current and forecasted.

                    The following financial statements of Sinclair are presented herein:

                    Independent Auditors' Report.

                    Statements of Assets and Liabilities - Years Ended December 31, 1993 and 1992.

                    Statements of Operations - Nine Months Ended December 31, 1993, Three Months Ended March 31, 1993, Year Ended December 31, 1992.

                    Statements of Cash Flows - Nine Months Ended December 31, 1993, Three Months Ended March 31, 1993, Year Ended December 31, 1992.

                    Notes to Financial Statements.

                             INDEPENDENT AUDITORS' REPORT


          The Board of Directors
          Insilco Corporation:

          We have audited the accompanying statements of assets and liabilities of Sinclair Paint Company (a division of Insilco Corporation) as of December 31, 1993 and 1992 and the related statements of operations and cash flows for the nine months ended December 31, 1993 (successor period), three months ended March 31, 1993 and year ended December 31, 1992 (predecessor periods). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sinclair Paint Company as of December 31, 1993 and 1992 and the results of its operations and its cash flows the nine-month period ended December 31, 1993, the three-month period ended March 31, 1993 and the year ended December 31, 1992 in conformity with generally accepted accounting principles.

          As discussed in notes 2 and 4 to the financial statements, effective March 31, 1993, the Company emerged from bankruptcy and applied fresh start accounting. As a result, the statement of assets and liabilities at December 31, 1993 and the related statements of operations and cash flows for the nine-month period ended December 31, 1993 are presented on a different basis than that for the periods before fresh start and, therefore, are not comparable.



          Los Angeles, California
          June 17, 1994                 KPMG Peat Marwick, LLP

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)

                         Statements of Assets and Liabilities

                              December 31, 1993 and 1992
                                    (In thousands)
                                                               Predecessor
                                                               ___________
                              Assets                      1993     1992
                                                          ____     ____
          Current assets:
            Cash                                       $   333
            Accounts receivable, net of allowance
              for doubtful accounts of $475 and $533,
              respectively                               7,093     6,936
            Inventories, net                            14,233    17,292
            Prepaid expenses                               958     1,538
                                                        ______    ______

               Total current assets                     22,617    25,766

          Property, plant and equipment, at cost,
            net of accumulated depreciation of
            $1,357 and $12,095, respectively            17,219    34,313
                                                        ______    ______

               Total assets                            $39,836    60,079
                                                        ______    ______
                                                        ______    ______
                              Liabilities

          Current liabilities:
            Accounts payable                           $ 5,633     3,164
            Accrued expenses (note 4)                    3,109     3,813
                                                        ______    ______

               Total current liabilities                 8,742     6,977

          Divisional investment                         31,094    53,102

          Commitments and contingencies
            (notes 6 and 8)
                                                        ______    ______
               Total liabilities including
                 divisional investment                 $39,836    60,079
                                                        ______    ______
                                                        ______    ______


          See accompanying notes to financial statements.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)

                               Statements of Operations
                                    (In thousands)
                                                    Predecessor
                                             ___________________________
                              Nine months
                                 ended       Three months    Year ended
                              December 31,       ended       December 31,
                                 1993        March 31, 1993     1992
                              ___________    ______________  ___________

          Net sales           $ 77,565            20,651        96,837
          Costs of goods
            sold                42,471            12,141        56,769
                                ______            ______        ______

               Gross profit     35,094             8,510        40,068
                                ______            ______        ______

          Selling expenses      27,022             7,642        30,987
          General and
            administrative
            expenses             7,063             1,933         9,137

          Corporate charges        996               324         1,296
                                ______            ______        ______

               Operating
                 expenses       35,081             9,899        41,420
                                ______            ______        ______

               Operating
                 income (loss)      13            (1,389)       (1,352)

          Other income              -                -             210
          Loss on sale of
            assets                (148)              -            (128)
          Reorganization
            expenses                -            (18,667)           -
                                ______            ______        ______

               Divisional
                 loss         $   (135)          (20,056)       (1,270)
                                ______            ______        ______
                                ______            ______        ______


          See accompanying notes to financial statements.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)

                               Statements of Cash Flows
                                    (In thousands)
                                                    Predecessor
                                             ___________________________
                              Nine months
                                 ended       Three months    Year ended
                              December 31,       ended       December 31,
                                 1993        March 31, 1993     1992
                              ___________    ______________  ___________
          Cash flows from
           operating
           activities:
             Divisional loss    $   (135)      (20,056)        (1,270)
             Adjustments to
              reconcile change
              in divisional loss
              to net cash provided
              by (used in)
              operating activities:
               Depreciation        1,366           784          3,127
               Loss on sale of
                fixed assets         148            -             128
               Fresh Start Valuation
                Adjustment            -         18,667             -
               Change in assets and
                liabilities:
                 (Increase) decrease
                  in:
                    Accounts
                     receivable      647          (804)           (71)
                    Inventories   (1,268)        2,314          2,373
                    Prepaid
                     expenses        771          (513)        (1,396)
                 Increase (decrease)
                  in:
                    Accounts
                     payable       1,623           846           (878)
                    Accrued
                     expenses       (290)         (414)        (4,363)
                                   _____         _____          _____
                      Net cash
                       provided
                       by (used
                       in)
                       operating
                       activities  2,862          824          (2,350)
                                   _____        _____           _____

                                                    Predecessor
                                             ___________________________
                              Nine months
                                 ended       Three months    Year ended
                              December 31,       ended       December 31,
                                 1993        March 31, 1993     1992
                              ___________    ______________  ___________

          Cash flows from
           investing activities:
            Capital expenditures  (1,304)        (440)         (1,984)
            Proceeds from sale
             of fixed assets         208          -                46
                                   _____        _____           _____

              Net cash used in
               investing activities
                                  (1,096)        (440)         (1,938)
                                   _____        _____           _____

          Cash flows from financing
           activities - divisional
           investment (outflow)   (1,433)        (384)          4,180
                                   _____        _____           _____

               Net increase
                (decrease) in cash   333          -              (108)

          Cash at beginning of
           period                     -            -              108
                                   _____        _____           _____

          Cash at end of
           period               $    333          -                -
                                   _____        _____           _____
                                   _____        _____           _____



          See accompanying notes to financial statements.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)
                            Notes to Financial Statements
                              December 31, 1993 and 1992

          (1)  Nature of Business
               __________________

               The Sinclair Paint Company (the Company) is a division of Insilco Corporation (Parent) which manufactures paints and sells a variety of paints and related products (ladders, tape, spray equipment, and the like) through approximately 50 retail stores in California, Hawaii and Arizona.

               The financial statements of Sinclair Paint have been prepared from the historical books and records of the Company and Parent, except that certain reserves established and maintained at the Parent level have been excluded from the financial statements. The Company has applied the principles of fresh start accounting as a result of the reorganization described in notes 2 and 4.

               The divisional balances in the statements of assets and liabilities represent the Parent's investment and advances to the Company on a historical-cost basis adjusted for equity in operations and intercompany transactions.
               Expenses allocated to the Company not settled with the Parent become a permanent component of the divisional investment. The Parent believes that such expense allocations are reasonable and proper. Cash generated by the Company is transferred to the Parent on a daily basis for cash management purposes. The cumulative amount of cash transferred since the Company's acquisition represents a reduction to the divisional investment account balance.

          (2)  Plan of Reorganization
               ______________________

               On April 1, 1993, the Parent and certain of its subsidiaries (collectively with the Parent, the Debtors) emerged from Chapter 11 of the United States Bankruptcy Code (the Chapter 11 cases) pursuant to a plan of reorganization (the Plan of Reorganization) which was confirmed by the United States Bankruptcy Court (the Bankruptcy Court). For financial reporting purposes, the effective date of the Plan of Reorganization was March 31, 1993 (the Plan Effective Date). For periods prior to the Plan Effective Date, the Company is sometimes referred to herein as the Predecessor. The Chapter 11 cases were commenced on January 13, 1991 (the Petition Date) when the Debtors filed separate voluntary petitions for reorganization.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)

                       Notes to Financial Statements, Continued

          (3)  Asset Purchase Agreement
               ________________________

               On May 7, 1994, Insilco entered into an Asset Purchase Agreement (Agreement) with Grow Group Inc. (Grow). Under the terms of the Agreement, Grow will acquire the majority of the Company's assets and assume certain liabilities, as defined in the Agreement.

          (4)  Summary of Significant Accounting Policies
               Basis for Presentation - Fresh Start Accounting
               _______________________________________________
               The accompanying financial statements have been prepared in accordance with the Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" (the Reorganization SOP), issued by the American Institute of Certified Public Accountants. As of the Plan Effective Date, the Company adopted the "fresh start" accounting principles prescribed by the Reorganization SOP.

               As a result of the application of the Reorganization SOP, including the application of fresh start accounting as of March 31, 1993, financial information for periods subsequent to the Plan Effective Date is not comparable with financial information for prior periods.

               The following summarizes the Reorganization SOP's significant fresh start accounting principles and the significant assumptions utilized in the application thereof.

               Valuation of Assets and Liabilities
               ___________________________________

               Using a valuation of the Company performed by the Parent's financial advisor as well as fair values of the Company's identifiable intangible assets, inventories and fixed and other tangible assets based on management's estimates, the Parent determined the total reorganization value of all of its assets to be approximately $40 million as of the Plan Effective Date, or approximately $18 million less than the historical carrying value of its tangible assets.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)

                       Notes to Financial Statements, Continued

               In preparing the valuation of the Company, the Parent's financial advisor conducted extensive due diligence and updated its due diligence examinations as it deemed appropriate. The activities included, but were not restricted to the following: (i) a review and analysis of the historical financial and operating performance of the Predecessor based on data and reports provided by the Company, (ii) extensive discussions concerning the business, operations, assets, present condition and future prospects of the Company conducted with the Parent's senior management and with selected operating management as deemed necessary,
               (iii) a comparison of the Company's financial and operating information with similar data available from public sources for selected comparable companies and (iv) a review and analysis of the Company's projected operating performance based on business plans, which are revised periodically to reflect actual and anticipated results of economic developments.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)
                       Notes to Financial Statements, Continued

               As a result of the valuation of assets described above, the Company adjusted assets by approximately $18 million to the estimated reorganization value in the three months ended March 31, 1993. The effect of the Plan of Reorganization and fresh start accounting principles on the Company's March 31, 1993 statement of assets and liabilities follows:

                   Fresh Start Statement of Assets and Liabilities

                                    March 31, 1993
                                     (Unaudited)
                                    (In thousands)
                                                  Adjustments
                                                   to record
                                                 consummation
                                                of the Plan of
                                                Reorganization  Reorganized
                    Assets         Predecessor   Fresh Start      Company
                                   ___________  ______________  ___________
          Current assets:
            Cash and cash
             equivalents           $     -             -             -
            Accounts receivable,
             net                      7,740            -          7,740
            Inventories              14,978        (2,013)  (1)  12,965
            Prepaid expenses          2,051          (322)  (1)   1,729
                                     ______        ______        ______

               Total current assets  24,769        (2,335)       22,434

          Property, plant and
           equipment, net            33,969       (16,332)  (1)  17,637
                                     ______        ______        ______

               Total assets        $ 58,738       (18,667)       40,071
                                     ______        ______        ______
                                     ______        ______        ______

                    Liabilities

          Current liabilities:
            Accounts payable       $  4,010            -          4,010
            Accrued expenses
             and other                3,399            -          3,399
                                     ______        ______        ______
                    Total current
                     liabilities      7,409            -          7,409

                                                  Adjustments
                                                   to record
                                                 consummation
                                                of the Plan of
                                                Reorganization  Reorganized
                                   Predecessor   Fresh Start      Company
                                   ___________  ______________  ___________


          Divisional investment      51,329       (18,667)  (1)  32,662
                                     ______        ______        ______

                    Total liabilities
                     including
                     divisional
                     investment    $ 58,738       (18,667)       40,071
                                     ______        ______        ______
                                     ______        ______        ______


          The notes to the unaudited balance sheet at March 31, 1993 presenting the effect of fresh start accounting as follows:


          (1) To record the effects of fresh start accounting whereby the Company's assets and liabilities are stated in accordance with the Reorganization SOP.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)
                       Notes to Financial Statements, Continued

          Inventories
          ___________

          Inventories consisted of the following at December 31, 1993 and 1992 (in thousands):
                                                     Predecessor
                                                     ___________
                                         1993            1992
                                      ___________    ___________
          Raw materials and supplies   $  2,975           2,386
          Work in process                   260             445
          Finished goods                 10,998          14,461
                                       ________        ________
                                       $ 14,233          17,292
                                        _______        ________
                                        _______        ________

          Inventories are valued at the lower of cost (principally determined utilizing the first-in, first-out) or market.

          Property, Plant and Equipment
          _____________________________
                                                     Predecessor
                                                     ___________
                                         1993            1992
                                      __________     ___________
          Land                         $  4,954           9,642
          Buildings                       6,645          20,380
          Machinery and equipment         6,977          16,386
                                        _______          ______

          Total property and equipment $ 18,576          46,408

          Accumulated depreciation       (1,357)        (12,095)
                                         ______          ______

          Total property and equipment $ 17,219          34,313
                                         ______          ______
                                         ______          ______

          Property, plant and equipment are carried at cost and are depreciated over the estimated useful lives of the property utilizing the straight-line method. The estimated useful lives of the property range from 3 to 20 years. Expenditures for maintenance and repairs are expensed as incurred, and depreciation expense was $1,366, $784 and $3,127 for the periods ended December 31, 1993, March 31, 1993 and the year ended December 31, 1992, respectively.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)

                       Notes to Financial Statements, Continued

          Accrued Expenses
          ________________
          Accrued expenses consisted of the following as of December 31, 1993 and 1992 (in thousands):
                                                              Predecessor
                                                              ___________
                                                  1993            1992
                                               ___________    ___________
          Salaries, wages and related expenses $  2,668           2,425
          Other                                     441           1,388
                                               ___________    ___________
                                               $  3,109           3,813
                                               ___________    ___________
                                               ___________    ___________
          Income Taxes
          ____________
          The Company has been included in the Parent's consolidated Federal income tax return for the periods ended December 31, 1993, March 31, 1993 and the year ended December 31, 1992. The Company was not party to any formal tax sharing agreement, and accordingly, no provision or benefit for income taxes has been reflected in the accompanying statements of income. In addition, no deferred income taxes have been reflected for temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes.

          (5)  Transactions with Parent
               ________________________

          The Parent provides various treasury functions for the Company and maintains a cash management system under which excess cash generated by the Company is transferred to the Parent and working capital requirements of the company are paid by the Parent. Incident to this system, the Parent pays for certain expenses, such as insurance, payroll taxes, and 401(k) contributions specifically related to the Company. The Parent also provides certain services to the group such as operations management, treasury, insurance and benefits management, legal, accounting and tax, among others. Costs charged to the Company for these services are allocated based on management's estimates of the Company's proportionate share of the total group's expenses. Management believes that these expenses are reasonably allocated. Expenses allocated to the Company by the Parent for these services totaled approximately $1 million, $300 thousand and $1.3 million for the periods ended December 31, 1993, March 31, 1993 and the year ended December 31, 1992, respectively. The Company is also allocated pension costs by the Parent. See note 7 for a discussion of the Company's retirement plans.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)

                       Notes to Financial Statements, Continued

          If net expenses charged to the Company for services provided by the Parent are not settled with the Parent, they become a permanent component of the divisional investment reflected in the accompanying balance sheets. To the extent that expenses paid by the Parent for the Company have not been settled by the Parent at December 31, 1993, March 31, 1993 or December 31, 1992, respectively, the corresponding liability allocated to the Company is included on the statements of assets and liabilities within divisional investment.

          (6)  Lease Commitments
               _________________
          The Company leases certain property, plant and equipment under various leasing arrangements, most of which provide that the Company pay taxes, maintenance, insurance and certain other operating expenses associated with the asset. These leases are being accounted for as operating leases. Minimum future rental payments under all operating leases are as follows (in thousands):

                                 1994                   $ 4,652
                                 1995                     3,802
                                 1996                     2,989
                                 1997                     2,367
                                 1998                     2,181
                                 Thereafter              10,050
                                                        __________

                     Total minimum lease payments       $26,041
                                                        __________
                                                        __________

          Rental expense for the periods ended December 31, 1993, March 31, 1993 and the year ended December 31, 1992 was approximately $2.3 million, $.8 million and $2.8 million, respectively.

          (7)  Pension Plans
               _____________
          Substantially all employees of the Company were covered under various pension plans of the Parent during 1993 and 1992. The benefits under these plans are based primarily on years of service and employees' compensation near retirement. Plan assets consist principally of equity investments, government obligations and noncallable corporate debt securities. The Parent also contributes to various multiemployer plans sponsored by bargaining units for its union employees. The various plans' assets and obligations remain with the Parent company after the closing date of the agreement described in note 3.

                                SINCLAIR PAINT COMPANY
                         (A Division of Insilco Corporation)

                       Notes to Financial Statements, Continued

               The Parent allocated pension expense to the Company based on its estimated share of the Parent's pension expense.
               Pension expense allocated to the Company was $318, $91 and $78 for the periods ended December 31, 1993, March 31, 1993 and the year ended December 31, 1992, respectively.

          (8)  Contingencies
               _____________

               There are various lawsuits and claims pending against the Parent relative to the division, including those related to commercial transactions and environmental matters. Such matters have not been reserved for at the division level but are instead reflected on the Parent's financial statements as the related contingent liabilities, if any, will remain with the Parent company subsequent to the closing of the Asset Purchase Agreement described in note 3.

               (b)  Pro forma financial information:

                    The following pro forma financial statements are presented herein:

                    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1994.

                    Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.

                    Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended June 30, 1994.

                    Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations.

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
          ________________________________________________________________

               The following unaudited pro forma condensed consolidated balance sheet and statements of operations give effect to the acquisition by the Company of Sinclair Paint Company, a Division of Insilco Corp. ("Sinclair"), assuming that the acquisition was consummated as of June 30, 1993 and that the acquisition was accounted for as a purchase for accounting purposes. The pro forma data reflect the acquisition of substantially all of the assets, and the assumption of certain liabilities of Sinclair, for cash which was partially financed through the Company's revolving line of credit. The unaudited pro forma condensed consolidated balance sheet and statements of operations consolidate the historical balance sheets and statements of operations of the Company and Sinclair as of June 30, 1994 and for the year then ended. The pro forma condensed balance sheet and statements of operations should be read in conjunction with the pro forma adjustments described in the accompanying notes and with the Company's consolidated financial statements and notes thereto which are contained in the Company's Annual Report on Form 10-K for the year ended June 30, 1994. The following pro forma condensed consolidated balance sheet and statements of operations are presented for illustrative purposes only and are not necessarily indicative of the financial position and actual results of operations that would have been reported had the purchase been consummated on June 30, 1993 or of the future financial position and results of operations of the Company which will result from the consummation of the transaction.

               Management intends to restructure the operations of Sinclair and the Company's Ameritone Paint Company, which it believes will result in significant reductions in material costs and administrative expenses as well as factory labor and manufacturing overhead. These savings will come from negotiated volume discounts from vendors, staff reductions and efficiencies, reduced plant overhead and other efficiencies of scale. In addition, restructuring charges estimated to range from $1,000,000 to $2,000,000, relating to Ameritone Paint Company operations are expected to be incurred. These savings and restructuring charges have not been reflected in the pro forma financial statements because a formal plan has not yet been finalized.

               Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                 As of June 30, 1994
                       (In thousands except per share amounts)

                                          Sinclair Paint
                                              Company
                                    Grow    Division of
                                   Group,     Insilco    Pro Forma     Pro
                                    Inc.       Corp.    Adjustments   Forma
                                   ________________________________________
     Assets
     Current Assets
     Cash and cash equivalents    $ 38,816        $0   ($25,245)(1)  $ 13,571
     Accounts receivable            69,622     8,456                   78,078
     Inventories                    62,903    16,562        545 (2)    80,010
     Prepaid expenses and
      other current assets          16,052       975         (1)(3)    17,026
                                  ______________________________     ________
     Total Current Assets          187,393    25,993    (24,701)      188,685
     Property, plant and
      equipment - net               50,807    16,734     15,773 (2)    83,314
                                                         15,000 (1)
     Other assets                    9,721         1         (1)(3)    24,721
                                  ______________________________     ________
     Total Assets                 $247,921   $42,728     $6,071      $296,720
                                  ______________________________     ________
                                  ______________________________     ________
     Liabilities and
      Stockholders' Equity
     Current Liabilities
     Accounts payable             $ 37,532   $ 7,776                 $ 45,308
                                                       ($ 2,500)(4)
                                                          2,500 (1)
                                                         (7,700)(4)
                                                          9,600 (1)
     Accrued expenses               39,216     3,248       (325)(3)    44,039
     Dividend payable                1,128                              1,128
     Current installments
      on long-term debt              2,270                              2,270
                                  ______________________________      ________
     Total Current Liabilities      80,146    11,024      1,575        92,745
     Deferred Income Taxes and
      Other Liabilities             28,178                             28,178
                                                         26,000 (1)
     Long-term Debt                    914               10,200 (4)    37,114

                                                         16,318 (2)
     Stockholders' Equity/                                  323 (3)
      Divisional Investment        138,683    31,704    (48,345)(1)   138,683
                                  ______________________________     ________
     Total Liabilities and
      Stockholders' Equity        $247,921   $42,728     $6,071      $296,720
                                  ______________________________     ________
                                  ______________________________     ________


     See notes to pro forma condensed consolidated balance sheet

                          Grow Group, Inc. and Subsidiaries
        Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet


          The following adjustments have been made to reflect the pro forma effect of the transaction as if the transaction had been consummated on June 30, 1993:

     1. To reflect the cash payments and other costs and expenses related to the transaction and the resulting goodwill. Goodwill is the excess of the cash and other transaction costs and expenses over the sum of the fair market value of the tangible assets acquired less liabilities assumed, calculated as follows:

               Cash paid at closing from current cash balances      $25,245,000
               Cash paid at closing from revolving line of
                credit borrowings                                    26,000,000
               Estimated cash to be paid as post closing adjustment   2,500,000
               Transaction related costs and expenses                 9,600,000
               Less:  Book amount of Sinclair net assets            (31,704,000)
                      Retained assets and liabilities                  (323,000)
                      Inventory and property, plant and equipment
                       step up to fair market value                 (16,318,000)
                                                                    ____________
                                                                    $15,000,000
                                                                    ____________
                                                                    ____________

     2. To reflect Sinclair's inventory and property, plant and equipment at fair market value under purchase accounting.

     3.   To reflect Sinclair's assets and liabilities retained by Insilco.

     4. To reflect estimated borrowings under the Company's revolving line of credit to fund the payments of post closing adjustment and transaction related costs and expenses through the end of the first year.

         Unaudited Pro Forma Condensed Consolidated Statements of Operations
                           For the Year Ended June 30, 1994
                       (In thousands except per share amounts)

                                             Sinclair
                                               Paint
                                              Company
                                    Grow    Division of
                                   Group,     Insilco    Pro Forma     Pro
                                    Inc.       Corp.    Adjustments   Forma
                                   ________________________________________

     Revenues                     $401,818  $101,441               $503,259

     Costs and expenses:
       Cost of products sold       255,875    62,554                318,429
       Selling, general and
        administrative expense     112,934    35,024      375 (1)   148,333
       Corporate expense             8,904     1,230   (1,230)(2)     8,904
       Interest expense                897              2,500 (3)     3,397
       Interest expense allocated
        from corporate                         3,760   (3,760)(4)         0
       Corporate interest income    (1,027)               760 (5)      (267)
                                   ___________________________     _________
     Total costs and expenses      377,583   102,568   (1,355)      478,796

     Income (loss) before         ____________________________     _________
      income taxes                  24,235    (1,127)   1,355        24,463
     Income taxes                  (10,179)               (89)(6)   (10,268)
                                   ___________________________     _________
     Net income (loss)            $ 14,056   ($1,127)  $1,266      $ 14,195
                                   ___________________________     _________
                                   ___________________________     _________

     Net income per common and
      common equivalent share        $0.87                             $0.88
                                   __________________________________________
                                   __________________________________________



     See notes to pro forma condensed consolidated statement of operations.

                          Grow Group, Inc. and Subsidiaries
                 Notes to Unaudited Pro Forma Condensed Consolidated
                               Statements of Operations


               The following adjustments have been made to reflect the pro forma recurring effect of the transaction as if the transaction had been consummated on June 30, 1993:

          1.   To reflect amortization of goodwill over 40 years.

          2.   To reflect elimination of corporate charge from Insilco.

          3. To reflect interest expense on pro forma amounts borrowed at a rate of approximately 7% which is the current rate being paid. Each 1/8% change in the rate will effect income before income taxes by approximately $42,000.

          4.   To reflect elimination of interest charge from Insilco.

          5. To reflect reduction in corporate interest income related to use of current cash balances for purchase price at an assumed rate of approximately 3%.

          6. To reflect income taxes on Sinclair's results of operations and the above adjustments.

               (c)  Exhibits:

                    The following Exhibits are filed with this Current Report on Form 8-K:

                    Exhibit
                    Number                        Description
                    _______                       ___________

                    2.1(a) Asset Purchase Agreement, dated as of May 7, 1994, between Insilco Corporation and the Company (Incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, date of earliest event reported:
                              May 7, 1994, File No. 1-4596).

                    2.1(b) First Amendment to Asset Purchase Agreement, dated as of August 1, 1994, between Insilco Corporation and the Company.

                    4.1(a) Credit Agreement (the "Credit Agreement"), dated as of March 31, 1993, by and among the Company, Grow Group Insurance, Ltd., Chemical Bank New Jersey, N.A., Fleet Bank, PNC Bank, Kentucky, Inc. and Chemical Bank. (Incorporated herein by reference to Exhibit
                              4.1 to the Company's Current Report on Form
                              8-K, date of earliest event reported:  March
                              31, 1993, File No. 1-4596).

                    4.1(b) Amendment No. 1, dated August 6, 1993, to the Credit Agreement, by and among the Company, Cello Corp., Ameritone Paint Corporation, Zynolyte Products Company, Chemical Bank New Jersey, N.A., Fleet Bank and PNC Bank, Kentucky, Inc.

                    4.1(c) Waiver, Consent and Amendment No. 2, dated August 3, 1994, to the Credit Agreement, by and among the Company, Grow Group Insurance, Ltd., Cello Corp., Sinclair Acquisition Corp. (formerly known as Ameritone Paint Corporation), Zynolyte Products Company, Chemical Bank New Jersey, N.A., Fleet Bank and PNC Bank, Kentucky, Inc.

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             GROW GROUP, INC.



          Date:  October 12, 1994            By:  /s/ Frank V. Esser
                                                  __________________
                                                    Frank V. Esser
                                                  Treasurer and Chief
                                                    Financial Officer

                                    Exhibit Index
                                    ______________

          Exhibit
          Number                     Description                      Page
          ________                   ___________                      ____


          2.1(a) Asset Purchase Agreement, dated as of May 7, 1994, between Insilco Corporation and the Company (Incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, date of earliest event reported: May 7, 1994, File No. 1-
                    4596).

          2.1(b) First Amendment to Asset Purchase Agreement, dated as of August 1, 1994, between Insilco Corporation and the Company.

          4.1(a) Credit Agreement (the "Credit Agreement"), dated as of March 31, 1993, by and among the Company, Grow Group Insurance, Ltd., Chemical Bank New Jersey, N.A., Fleet Bank, PNC Bank, Kentucky, Inc. and Chemical Bank. (Incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, date of earliest event reported: March 31, 1993, File No. 1-4596).

          4.1(b) Amendment No. 1, dated August 6, 1993, to the Credit Agreement, by and among the Company, Cello Corp., Ameritone Paint Corporation, Zynolyte Products Company, Chemical Bank New Jersey, N.A., Fleet Bank and PNC Bank, Kentucky, Inc.

          4.1(c) Waiver, Consent and Amendment No. 2, dated August 3, 1994, to the Credit Agreement, by and among the Company, Grow Group Insurance, Ltd., Cello Corp., Sinclair Acquisition Corp. (formerly known as Ameritone Paint Corporation), Zynolyte Products Company, Chemical Bank New Jersey, N.A., Fleet Bank and PNC Bank, Kentucky, Inc.